Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-86291) pertaining to the SpectraSite Holdings, Inc. Stock Incentive Plan of our report dated February 14, 2000 with respect to the consolidated financial statements of SpectraSite Holdings, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
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ERNST & YOUNG LLP
Raleigh, North Carolina
August 14, 2000












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